Exhibit 5.1

[LETTERHEAD OF VINSON & ELKINS L.L.P.]

May 16, 2005

Trico Marine Services, Inc.

2401 Fountainview, Suite 920

Houston, Texas 77057

Ladies and Gentlemen:

We have acted as counsel to Trico Marine Services, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the Registration Statement on Form S-3, Commission File Number 333-124478 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) the sale by the Company from time to time of 2,000,000 shares of common stock, par value $.01 per share; and (ii) the resale by certain selling stockholders from time to time of up to 6,996,200 shares of common stock, par value $.01 per share (collectively, the “common stock”).

We have solely examined originals, or copies certified or otherwise identified to our satisfaction, of the (i) Second Amended and Restated Certificate of Incorporation of the Company, (ii) pertinent resolutions of the Board of Directors of the Company, (iii) Joint Prepackaged Plan of Reorganization of the Company, Trico Marine Assets, Inc. and Trico Marine Operators, Inc. under Chapter 11 of the United States Bankruptcy Code (the “Plan”), (iv) the confirmation order issued by the United States Bankruptcy Court for the Southern District of New York dated January 21, 2005, and (v) certificates or letters of the Company and others for the purpose of this opinion. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

A.	With respect to shares of common stock offered by the Company, when (i) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, then upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein, such shares of common stock will be validly issued, fully paid and non-assessable.

B.	With respect to shares of common stock offered by the selling stockholders, such shares of common stock are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited in all respects to the laws of the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, in each case as in effect on the date hereof. You should be aware that we are not admitted to the practice of law in the State of Delaware.

We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Validity of Common Stock” in the prospectus included in the Registration Statement as having passed on certain legal matters in connection with the common stock. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.